Exhibit 32

Section 1350 Certifications

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of United Technologies Corporation, a Delaware corporation (the “Corporation”), does hereby certify that:

The Annual Report on Form 10-K for the year ended December 31, 2009 (the “Form 10-K”) of the Corporation fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Date: February 11, 2010	/s/ LOUIS R. CHÊNEVERT
Louis R. Chênevert
Chairman, President and Chief Executive Officer

Date: February 11, 2010	/s/ GREGORY J. HAYES
Gregory J. Hayes
Senior Vice President and Chief Financial Officer

Date: February 11, 2010	/s/ MARGARET M. SMYTH
Margaret M. Smyth
Vice President, Controller